                                  EXHIBIT 10.12

                                VOTING AGREEMENT


     THIS VOTING AGREEMENT is made and entered into as of this 3rd day of March, 1997, by and among Platinum Entertainment, Inc. ("Buyer"), Mr. Philip Kives, an individual, K-5 Leisure Products, Inc., a Minnesota corporation ("K-5"), and National Development Ltd., a Manitoba corporation ("NDL")
(Mr. Kives, K-5 and NDL individually, a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS:

     WHEREAS, this Voting Agreement is being entered into in connection with that certain Purchase and Sale Agreement, dated of even date herewith, by and between Buyer and K-tel International, Inc. ("Seller") (the "Purchase Agreement"), whereby Buyer is purchasing from Seller all of the issued and outstanding shares of capital stock of two wholly-owned subsidiaries of Seller, K-tel International (USA), Inc. and Dominion Entertainment, Inc. (the "Contemplated Transaction").

     WHEREAS, the consummation of the Contemplated Transaction requires that the requisite shareholders of Seller vote upon and approve the Contemplated Transaction;

     WHEREAS, Mr. Kives is the beneficial owner of certain shares of capital stock of Seller;

     WHEREAS, K-5 and NDL are controlled by Mr. Kives and each of K-5 and NDL are the beneficial owners of certain shares of capital stock of Seller;

     WHEREAS, the Shareholders, own in excess of 70% of the of the issued and outstanding voting capital stock of Seller as of the date hereof; and

     WHEREAS, this Voting Agreement is an inducement to, and requirement of, Buyer entering into the Purchase Agreement, and the Shareholders have agreed to document their agreement in their capacity as the beneficial owners of capital stock of Seller (for Mr. Kives, solely in his capacity as a shareholder of Seller but not in his capacity as an officer or director of Seller) to vote the outstanding shares of Seller beneficially owned by each of them for the Contemplated Transaction.

     NOW, THEREFORE, in consideration of the foregoing premises and the following agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Voting Agreement hereby agree as follows:

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I.   VOTING FOR THE CONTEMPLATED TRANSACTION

     To facilitate the execution and delivery of the Purchase Agreement and satisfy the condition thereunder that the requisite shareholders of Seller duly approve the Contemplated Transaction, each of the Shareholders agree on behalf of themselves and any person to whom any of them transfer any shares of Voting Stock (as defined herein), during the term hereof, to vote any and all shares of Voting Stock beneficially owned by them and any and all outstanding shares of Voting Stock over which each of them has voting control in favor of the Purchase Agreement and the Contemplated Transaction at the meeting of Seller's shareholders to consider approval of the Contemplated Transaction. In the event that such action is proposed in the form of a written consent thereto, the Shareholders shall execute any consent form provided for such purpose to approve the Contemplated Transaction. To facilitate the execution and delivery of the Purchase Agreement and satisfy the condition thereunder that the requisite shareholders of Seller duly approve the Contemplated Transaction the Shareholders agree and confirm that, in connection with the Contemplated Transaction, none of them shall demand an appraisal of the shares of Voting Stock beneficially owned by each of them in connection with the Contemplated Transaction in accordance with Section 302A.471 and 302A.473 of the Minnesota Business Corporation Act or any applicable Canadian corporation law. As used in this Agreement, the term "Voting Stock" means the voting stock or other securities of any class, classes or series of the Seller, the holders of which are entitled to vote on the Contemplated Transaction and the Purchase Agreement.

II.  REPRESENTATIONS, WARRANTIES AND COVENANTS

          1. REPRESENTATIONS AND WARRANTIES. Each Shareholder severally, and not jointly and severally, represents and warrants to Buyer that:

               a. the execution, delivery and performance of this Voting Agreement has been duly authorized by all necessary action of the Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with the terms hereof except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies;

               b. the Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates the provisions of this Voting Agreement; and

               c. the execution, delivery and performance of this Voting Agreement will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both, would constitute) a default under, (i) its organizational documents to the extent applicable (ii) any instrument, contract or other agreement by or to which he is a party or his assets are bound or subject; (iii) any statute or regulation, order, judgment or decree of any court or governmental or regulatory body; or (iv) any license, permit, order or approval of any governmental or regulatory body. No approval or consent of any foreign, Federal, state, county, local or other governmental or regulatory body or court and no approval or consent of any other person is required in connection with the execution, delivery or performance of this Voting Agreement by him or it as the case may be.

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          2.   COVENANTS.  Each Shareholder severally, and not jointly,
covenants that he or it as the case may be:

               a. shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Voting Agreement;

               b. shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates the provisions of this Voting Agreement during the term hereof;

               c. shall not during the term hereof sell, transfer, assign, pledge or otherwise dispose of any interest in any Voting Stock unless and until the person or entity to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Voting Agreement, pursuant to which such person becomes a party to this Voting Agreement and agrees to be bound by all the provisions hereof as if such person were an original party to this Voting Agreement; and

               d. shall not and shall not authorize or permit any of his or its as the case may be, financial advisors, attorneys, accountants or other representatives retained by him or it as the case may be, (for Mr. Kives, solely in his capacity as a shareholder of Seller but not in his capacity as an officer or director of Seller) to solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Subsidiaries or the Business (as such terms are defined in the Purchase Agreement), or any proposal or offer to acquire in any manner a material equity interest in, or a material portion of the assets of, the Subsidiaries or the Business, other than the transactions contemplated by the Purchase Agreement or agree to or endorse any such proposal, or engage in any negotiations or discussions with any person relating to any such proposal. The Shareholders shall promptly advise Buyer orally and in writing of any inquiries regarding, or offers of, any such proposal.

III. MISCELLANEOUS

               a. TRANSFEREES BOUND. This Voting Agreement shall bind and inure to the benefit of the successors, heirs, personal representatives, transferees and assigns of the parties hereto.

               b. TERMINATION OF VOTING AGREEMENT. This Voting Agreement shall terminate only upon the first to occur of the following events:

                    (i)  the closing of the Contemplated Transaction; or

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                   (ii)  the termination of the Purchase Agreement, in
accordance with the terms contained therein.

               c. ENTIRE AGREEMENT. This Voting Agreement constitutes the entire agreement of, and supersedes any prior agreement among, the undersigned with respect to the subject matter hereof.

               d. AMENDMENTS. This Voting Agreement may be amended, or any provision hereof waived, only if approved by the written consent of all of the parties hereto.

               e. REMEDIES FOR BREACH. It is expressly understood that the equitable remedies of specific performance and injunction shall be available for the enforcement of the covenants and agreements herein, and that the availability of these equitable remedies shall not be deemed to limit any other right or remedy to which any party to this Voting Agreement otherwise would be entitled.

               f. NOTICES. Any notice permitted or required hereunder shall be in writing and shall be given by personal delivery or by deposit in the U.S. registered or certified mail, return receipt requested, addressed, in the case of the Buyer, to its President, at Buyer's principal place of business in the State of Illinois, and, in the case of the Shareholders, to the last address reflected on the records of Seller, or to such other address as any party may designate by written notice to the others in accordance with this subsection.

               g. WAIVERS. No waiver of any provision of this Voting Agreement shall be implied, and no express waiver shall be valid, unless in writing and signed by the party to be charged. No waiver of any breach of any of the terms, provisions or conditions of this Voting Agreement shall be construed as, or held to be a waiver of, any other breach or a waiver of, acquiescence in, or consent to, any further or succeeding breach hereof.

               h. SEVERABILITY. If any provision of this Voting Agreement is determined to be invalid or unenforceable, the remaining provisions of this Voting Agreement shall not be affected thereby and shall be binding upon the parties.

               i. GOVERNING LAW. This Voting Agreement shall be construed and enforced, and all questions concerning compliance by any person with its terms shall be determined, under the laws of the State of Delaware, without regard to principles of conflicts of law.

               j. COUNTERPARTS. This Voting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

               k. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Voting Agreement.

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      IN WITNESS WHEREOF, the parties hereto have caused this Voting
Agreement to be signed as of the date first written above.

                                   BUYER:

                                   PLATINUM ENTERTAINMENT, INC.


                                   By: /s/ Thomas Leavens
                                   ___________________________________

                                   Its: COO
                                   __________________________________


                                   SHAREHOLDERS:


                                   /s/ Philip Kives
                                   --------------------------------------
                                   Philip Kives, individually


                                   K-5 LEISURE PRODUCTS, INC.


                                   By: /s/ Philip Kives
                                   ___________________________________

                                   Its: Chairman
                                   __________________________________


                                   NATIONAL DEVELOPMENT LTD.


                                   By: /s/ Philip Kives
                                   ___________________________________

                                   Its: Chairman
                                   __________________________________